CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Cytosorbents Corporation for the year ending September 30, 2011, I, David Lamadrid, Chief Financial Officer of  Cytosorbents Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-Q for the quarter ending September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending September 30, 2011, fairly represents in all material respects, the financial condition and results of operations of Cytosorbents Corporation

Date: November 14, 2011

CYTOSORBENTS CORPORATION

By: /s/ David Lamadrid
David Lamadrid Chief Financial Officer